                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the SynQuest, Inc. Amended and Restated 1997 Stock Option Plan and to the incorporation by reference therein of our report dated July 19, 2001, with respect to the consolidated financial statements of SynQuest, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP


Atlanta, Georgia
February 14, 2002


                                       2